EXHIBIT 99.2

Unaudited Pro Forma Condensed Combined Financial Information

INTL FCStone Inc. (the “Company” or “INTL”) acquired of G.X. Clarke & Co. ("G.X. Clarke"), a privately held United States limited partnership, effective January 1, 2015. Because the size of G.X. Clarke meets certain materiality thresholds set by the U.S. Securities and Exchange Commission (the “SEC’), the Company is required to make the pro forma disclosures described below.
The unaudited pro forma condensed combined income statement (“Pro Forma Income Statement”) reflects the acquisition of G.X. Clarke by INTL, as discussed in Note 4, as if such acquisition had occurred on October 1, 2013, combining the results of INTL and G.X. Clarke for the year ended September 30, 2014 and year ended December 31, 2014 (INTL and G.X. Clarke’s respective fiscal year-ends).
The unaudited pro forma condensed combined balance sheet (“Pro Forma Balance Sheet”) as of September 30, 2014 reflects the acquisition of G.X. Clarke by INTL as if such acquisition had occurred on September 30, 2014, combining the consolidated balance sheet of INTL as of September 30, 2014 and the statement of financial condition as of December 31, 2014 of G.X. Clarke.
The Pro Forma Income Statement and the Pro Forma Balance Sheet are hereafter collectively referred to as the “Pro Forma Financial Information.” The Pro Forma Financial Information is unaudited and does not purport to represent what INTL’s consolidated results of operations would have been if the G.X. Clarke acquisition had occurred on October 1, 2013, or what those results will be for any future periods; or what INTL’s consolidated balance sheet would have been if the G.X. Clarke acquisition had occurred on September 30, 2014.
The Pro Forma Financial Information is based upon the historical consolidated financial statements of INTL and the financial statements of G.X. Clarke, and certain adjustments which INTL believes are reasonable to give effect of the G.X. Clarke acquisition. The pro forma adjustments and Pro Forma Financial Information included herein were prepared using the acquisition method of accounting for the business combination. The pro forma adjustments are based on preliminary estimates and certain assumptions that INTL believes are reasonable under the circumstances.
The purchase price allocation is considered preliminary and subject to change once INTL receives certain information it believes is necessary to finalize the acquisition accounting, as noted in Note 3 to the Pro Forma Financial Information.
The unaudited Pro Forma Financial Information should be read in conjunction with:

•	the accompanying notes to the Pro Forma Financial Information;

•	the Company's audited consolidated financial statements and related notes contained in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2014; and

•	the audited financial statements and supplemental schedules of G.X. Clarke for the fiscal year ended December 31, 2014 and related notes thereto, included in this Form 8-K/A.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Income Statement
For the Year Ended September 30, 2014

(Unaudited) (in millions, except share and per share amounts)	INTL FCStone Inc. Year Ended September 30, 2014 (Audited)	G.X. Clarke & Co. Year Ended December 31, 2014 (Audited)	Pro Forma Adjustments		Pro Forma Condensed Combined Income Statement
Revenues:
Sales of physical commodities	$33,546.4	$—	$—		$33,546.4
Trading gains, net	244.5	14.2	—		258.7
Commission and clearing fees	180.7	—	—		180.7
Consulting and management fees	42.1	0.6	—		42.7
Interest income	8.0	23.3	—		31.3
Other income	0.7	—	—		0.7
Total revenues	34,022.4	38.1	—		34,060.5
Cost of sales of physical commodities	33,531.5	—	—		33,531.5
Operating revenues	490.9	38.1	—		529.0
Transaction-based clearing expenses	108.5	1.3	—		109.8
Introducing broker commissions	49.9	—	—		49.9
Interest expense	10.5	13.2	(0.6)	A	23.1
Net operating revenues	322.0	23.6	0.6		346.2
Compensation and other expenses:
Compensation and benefits	201.9	13.4	—		215.3
Communication and data services	25.8	2.7	—		28.5
Occupancy and equipment rental	12.3	0.8	—		13.1
Professional fees	14.9	2.8	(2.1)	B	15.6
Travel and business development	9.9	0.6	—		10.5
Depreciation and amortization	7.3	0.3	—		7.6
Bad debts and impairments	5.5	—	—		5.5
Other	18.4	0.4	—		18.8
Total compensation and other expenses	296.0	21.0	(2.1)		314.9
Income from continuing operations, before tax	26.0	2.6	2.7		31.3
Income tax expense	6.4	—	2.0	C	8.4
Net income from continuing operations	$19.6	$2.6	$0.7		22.9
Per share data:
Net income from continuing operations
Basic	$1.03				$1.20
Diluted	$1.00				$1.17

Basic weighted-average number of common shares outstanding	18,528,302				18,528,302
Diluted weighted-average number of common shares outstanding	19,132,302				19,132,302

See notes to unaudited pro forma financial information.

PRO FORMA FINANCIAL INFORMATION
Unaudited Pro Forma Condensed Combined Balance Sheet
September 30, 2014

(in millions)	INTL FCStone Inc. September 30, 2014	G.X. Clarke & Co. December 31, 2014	Pro Forma adjustments		Pro Forma Condensed Combined Balance Sheet
ASSETS
Cash and cash equivalents	$231.3	$42.8	$(54.8)	D,E,F,G	$219.3
Cash, securities and other assets segregated under federal and other regulations	448.0	—	—		448.0
Securities purchased under agreements to resell	—	340.5	—		340.5
Deposits with and receivables from:			—
Exchange-clearing organizations	1,731.4	—	—		1,731.4
Broker-dealers, clearing organizations and counterparties	123.0	4.7	—		127.7
Receivables from customers, net	55.6	—	—		55.6
Notes receivable, net	65.2	—	—		65.2
Income taxes receivable	10.8	—	—		10.8
Financial instruments owned, at fair value	197.9	662.2	—		860.1
Physical commodities inventory	40.0	—	—		40.0
Deferred income taxes, net	32.0	—	—		32.0
Property and equipment, net	15.9	0.5	—		16.4
Goodwill and intangible assets, net	58.0	—	3.0	G	61.0
Other assets	30.6	2.6	10.0	H	43.2
Total assets	$3,039.7	$1,053.3	$(41.8)		$4,051.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Accounts payable and other accrued liabilities	$114.1	$4.8	$16.5	I, J	$135.4
Payables to:			—		—
Customers	2,228.7	—	—		2,228.7
Broker-dealers, clearing organizations and counterparties	11.9	42.5	—		54.4
Lenders under loans	22.5	—	—		22.5
Senior unsecured notes	45.5	—	—		45.5
Income taxes payable	7.6	—	—		7.6
Payables under repurchase agreements	—	821.3	—		821.3
Financial instruments sold, not yet purchased, at fair value	264.0	126.7	—		390.7
	2,694.3	995.3	16.5		3,706.1
Subordinated debt	—	8.3	(8.3)	E	—
Total liabilities	2,694.3	1,003.6	8.2		3,706.1
Commitments and contingencies
Stockholders' Equity:
Partnership equity	—	49.7	(49.7)	D, K	—
Preferred stock	—	—	—		—
Common stock	0.2	—	—		0.2
Common stock in treasury, at cost	(17.5)	—	—		(17.5)
Additional paid-in capital	229.6	—	—		229.6
Retained earnings	144.7	—	(0.3)	J	144.4
Accumulated other comprehensive loss, net	(11.6)	—	—		(11.6)
Total stockholders' equity	345.4	49.7	(50.0)		345.1
Total liabilities and stockholders' equity	$3,039.7	$1,053.3	$(41.8)		$4,051.2

See notes to unaudited pro forma financial information.

NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

1. BASIS OF PRESENTATION
The accompanying unaudited pro forma condensed combined income statement reflects the acquisition of G.X. Clarke & Co. (“G.X. Clarke”), a United States limited partnership, by INTL FCStone Inc. (the “Company” or “INTL”), as discussed in Note 4, as if such acquisition had occurred on October 1, 2013, combining the results of INTL and G.X. Clarke for the year ended September 30, 2014 and year ended December 31, 2014 (INTL and G.X. Clarke's respective fiscal year ends). The unaudited pro forma condensed combined income statement is not necessarily indicative of the results of operations that may be obtained in the future.
The accompanying unaudited pro forma condensed combined balance sheet as of September 30, 2014 reflects the G.X. Clarke acquisition as if it had occurred on September 30, 2014, combining the consolidated balance sheet of INTL as of September 30, 2014 and the statement of financial condition as of December 31, 2014 of G.X. Clarke. The unaudited pro forma financial information is not intended to reflect the financial position and results which would have actually resulted had the G.X. Clarke acquisition occurred on the dates indicated.
The acquisition of G.X. Clarke will be accounted for under the acquisition method of accounting for the business combination. As such, the cost to acquire G.X. Clarke will be allocated to the respective assets acquired and liabilities assumed based on their estimated fair value at the closing of the acquisition.
2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
The Pro Forma Financial Information has been compiled in a manner consistent with the accounting policies adopted by INTL. Adjustments were made for the acquisition method of accounting as described further in Note 3.
3. G.X. CLARKE ACQUISITION AND PRELIMINARY ALLOCATION OF ACQUISITION CONSIDERATION
Effective January 1, 2015 (the “Closing”), INTL, a Delaware corporation, acquired 100% of the net asset value of G.X. Clarke, in exchange for an initial payment of cash and deferred cash payments, discussed below, in the aggregate amount of $27.4 million. As a result of this transaction, G.X. Clarke became a wholly owned subsidiary of INTL.
The purchase price payable by INTL is equal to G.X. Clarke's net tangible book value at closing of approximately $25.9 million plus a premium of $1.5 million, and up to an additional $1.5 million over the next three years, subject to the achievement of certain profitability thresholds.
Information regarding the net tangible book value for the acquisition of G.X. Clarke is as follows (in millions):

G.X. Clarke tangible assets	$1,053.3
Tangible assets not acquired	(32.3)
Fair value of tangible assets acquired	$1,021.0

G.X. Clarke liabilities	$(995.3)
Liabilities not assumed	0.2
Fair value of liabilities assumed	$(995.1)

Net tangible book value at closing	$25.9
For the acquisition, management has made an initial fair value estimate of the assets acquired and liabilities assumed as of January 1, 2015. A portion of the purchase price has been preliminarily allocated to goodwill and intangible assets. All purchase accounting estimates are subject to revision until the Company finalizes its purchase accounting estimates with the assistance of a third-party valuation expert.
The acquisition agreement includes the purchase of certain tangible assets and assumption of certain liabilities. The Company believes that due to the short-term nature of many of the tangible assets acquired and liabilities assumed, that their carrying values, as included in the historical financial statements of G.X. Clarke, approximates their fair values.

Information regarding the net cash paid, including deferred payments discussed below, for the acquisition of G.X. Clarke is as follows (in millions):

Fair value of tangible assets acquired, net of $10.5 million of cash acquired	$1,021.0
Goodwill and intangible assets	1.5
Fair value of liabilities assumed	(995.1)
Net cash paid, including deferred payments, for acquisitions	$27.4
As part of the net cash paid, the Company and G.X. Clarke established two escrow accounts totaling $10.0 million, related to an Adjustment Escrow and Indemnity Escrow. The Adjustment Escrow relates to potential purchase price adjustment obligations and is to be released upon determination of the final tangible book value of net assets of G.X. Clarke. The Indemnity Escrow relates to potential claims made by the Company for indemnification in accordance with the terms of the acquisition agreement and is to be released immediately following the twenty-four month anniversary of the closing date of the acquisition.
In addition, as part of the net cash paid for the acquisition, the Company has deferred payment of $5.0 million, in accordance with the terms of the acquisition agreement. The deferred payment shall be equal to $5.0 million less the aggregate net loss, if any, incurred for the twelve full fiscal quarters commencing after the closing date. The deferred payment amount shall be due and payable shortly after the twelfth full fiscal quarter commencing after the closing date.
As discussed above, the terms of the acquisition agreement include a contingent payment of an additional purchase price of up to $1.5 million, based on the performance of the acquired business. This contingent consideration is not included in the net cash paid for acquisitions above. The contingent consideration, which in no event shall exceed $1.5 million, is expected to be paid in two payments. The first payment is expected to occur after the first four full fiscal quarters commencing after the closing date. This payment is estimated to be $0.5 million, if the acquired business generates at least $5.0 million in after-tax net income over the first four full fiscal quarters after the closing date. The second and final payment is expected to occur after the twelfth full fiscal quarter commencing after the closing date. This payment is estimated to be $1.0 million, if the acquired business has generated accumulated after-tax net income of greater than $30.0 million over the twelve full fiscal quarters commencing after the closing date.
4. PRO FORMA ADJUSTMENTS
The Pro Forma Financial Information is based upon the historical consolidated financial statements of INTL and financial statements of G.X. Clarke and certain adjustments which the Company believes are reasonable to give effect to G.X. Clarke’s acquisition. These adjustments are based upon currently available information and certain assumptions, and therefore, the actual adjustments will likely differ from the pro forma adjustments. In particular, such adjustments include information based upon our preliminary allocation of the purchase price for the acquisition of G.X. Clarke, which is subject to adjustment based upon our further analysis.
The Pro Forma Financial Information included herein was prepared using the acquisition method of accounting for the business combination. As discussed above, the purchase price allocation is considered preliminary at this time. However, INTL believes that the preliminary purchase allocation and other related assumptions utilized in preparing the Pro Forma Financial Information provide a reasonable basis for presenting the pro forma effects of G.X. Clarke acquisition. All pro forma adjustments have been prepared for informational purposes only. The historical financial statements have been adjusted to give effect to pro forma events that are (i) directly attributable to the acquisition, (ii) factually supportable, and (iii) with respect to the statement of operations, expected to have a continuing impact on the results of INTL. Other than those described below, INTL believes there are no adjustments, in any material respects, that need to be made to present the G.X. Clarke financial information in accordance with US GAAP, or to align G.X. Clarke’s historical accounting policies with INTL’s US GAAP accounting policies.
The adjustments made in preparing the Pro Forma Financial Information are as follows:

A.
To adjust for non-recurring interest expense on subordinated debt incurred by G.X. Clarke during the year ended December 31, 2014. Prior to the consummation of the acquisition, all subordinated debt was repaid by G.X. Clarke.

B.	To adjust for acquisition-related expenses incurred by INTL during the twelve months ended September 30, 2014 and G.X. Clarke during the twelve months ended December 31, 2014.

C.
To adjust income tax expense of $1.0 million related to income from continuing operations, before tax of G.X. Clarke for its year ended December 31, 2014. Prior to the acquisition, G.X. Clarke was treated as a partnership for U.S. federal income tax purposes, and no income tax expense was recorded. Additionally, to record income tax expense of $1.0 million related to the effect of the pro forma adjustments. The pro forma adjustments for income tax expense reflects an effective tax rate of 37.4%, which is based on INTL's historic rate for the year ended September 30, 2014 for its combined U.S. federal and state business operations.

D.	To adjust for a cash withdrawal of partnership equity by G.X. Clarke of $24.0 million prior to the consummation of the acquisition.

E.	To adjust for the repayment of subordinated debt of $8.3 million by G.X. Clarke prior to the consummation of the acquisition.

F.	To adjust for the cash consideration paid by INTL of $21.0 million, as part of the consummation of the acquisition.

G.
To adjust for a cash payment of $1.5 million and the estimated contingent consideration of $1.5 million, representing the estimated premium paid (or to be paid) over the net asset asset value in conjunction with the acquisition.

H.	To adjust for the cash paid and deposited of $10.0 million by INTL into an escrow account, included in the $21.0 million referred to in F above, in accordance with the acquisition agreement.

I.
To adjust for the removal of G.X. Clarke liabilities not assumed as part of the acquisition ($0.2 million) and addition of accrued liabilities incurred by INTL as part of the consummation of the acquisition, related to the liability associated with the escrow payments of $9.9 million ($10.0 million as discussed in H above, reduced by $0.1 million, as determined by audit of the financial statements of G.X. Clarke as at December 31, 2014), the deferred purchase price payment ($5.0 million) and the estimated contingent consideration ($1.5 million).

J.
To adjust for the addition of accrued liabilities incurred by INTL as part of the consummation of the acquisition, related to direct incremental acquisition costs incurred, but not currently reflected in the historical financial statements of either INTL or G.X. Clarke ($0.3 million).

K.	To record the elimination of equity of $25.7 million of the wholly owned acquired subsidiary.

About INTL FCStone Inc.
INTL FCStone Inc., including its subsidiaries, is a leader in providing specialized financial services in commodities, securities, global payments, foreign exchange and other markets to our clients. Our revenues are derived primarily from financial products and advisory services that fulfill our clients' real needs and provide bottom-line benefits to their businesses. We create added value for our clients by providing access to global financial markets using our industry and financial expertise, deep partner and network relationships, insight and guidance, and integrity and transparency. Our client-first approach engenders trust and long-term clients, and has enabled us to establish leadership positions in a number of complex fields in financial markets around the world.
Further information on INTL is available at www.intlfcstone.com.
Forward Looking Statements
This filing includes forward-looking statements including statements regarding the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to INTL FCStone Inc., are intended to identify forward-looking statements.
These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by INTL FCStone Inc. with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this filing may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this filing.
These forward-looking statements speak only as of the date of this filing. INTL FCStone Inc. undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.
INTL FCStone Inc.
Investor inquiries:
Bill Dunaway, CFO
1-866-522-7188

bill.dunaway@intlfcstone.com